Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Northeast Investors Trust, a Massachusetts business trust (the "registrant"), does hereby certify, to such officer's knowledge, that:

The report on Form N-CSR for the period ended September 30, 2008 of the registrant (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.



Dated:  December 9, 2008
                                            Bruce H. Monrad
                                            Chairman
                                            (Principal Executive Officer)


Dated:  December 9, 2008
                                            Gordon C. Barrett
                                            Treasurer
                                            (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.